UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 17, 2018

PC CONNECTION, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23827	02-0513618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Rt. 101A, 730 Milford Road, Merrimack, NH 03054
(Address of principal executive offices) (Zip Code)

(603) 683-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01         Other Events

On December 17, 2018, PC Connection, Inc. (the “Company”) announced that its Board of Directors declared a special cash dividend of $0.32 per share. The dividend is payable on January 11, 2019, to shareholders of record at the close of business on December 28, 2018.

The Company also announced that its Board of Directors approved a new share repurchase program (the “New Repurchase Program”) authorizing up to $25.0 million in repurchases of publicly held shares of its common stock, $0.01 par value per share (“Common Stock”). The Company remains authorized to repurchase approximately $6.1 million of its Common Stock under its current repurchase program, and intends to complete the current repurchase program before repurchasing any shares of Common Stock pursuant to the New Repurchase Program.

The full text of the press release issued in connection with these announcements is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01         Financial Statements and Exhibits

              (d)       Exhibits.

                          The following exhibit relating to Item 8.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1	Press Release issued by PC Connection, Inc. on December 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC CONNECTION, INC.

By:	/s/ Stephen P. Sarno
Stephen P. Sarno
Chief Financial Officer

Date: December 17, 2018